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                                                             [FLAG TELECOM LOGO]

NEWS RELEASE
MEDIA                                      INVESTORS
FLAG Telecom                               FLAG Telecom
Ben Banta (+44 20 7478 9745)               Catherine Nash (+44 20 7317 0894)
Bbanta@flagtelecom.com                     cnash@flagtelecom.com

Sloane & Company (USA)                     Sloane & Company
Dan O'Connor (+1 212 446 1865)             Charles Southworth (+1 212 446 1892)
Novelli (Asia, Middle East, Europe)          Porter
Simon Taylor (+44 20 7853 2271)



FLAG TELECOM NAMES MICHEL CAYOUETTE AS CHIEF FINANCIAL OFFICER


Bermuda, 10 December 2001 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, today announced that it has appointed Mr. Michel Cayouette as Chief Financial Officer. Mr. Cayouette brings an extensive background in global telecommunications and finance, most recently as the Executive Vice President and Chief Financial Officer of TIW Asia N.V., a global communications investment fund, and Vice President and General Manager, Pacific Rim and Chief Financial Officer of Teleglobe Communications Corporation.


"We are excited to have Michel join the management team at FLAG Telecom," said Andres Bande, Chairman and Chief Executive Officer, FLAG Telecom. "Our strategy continues to be based on building and enhancing our leading global fibre network within the confines of prudent capital expenditure. We look to improve on our solid company balance sheet and keep our focus on the emerging markets where FLAG Telecom has a distinct competitive advantage."


At TIW Asia N.V., Mr Cayouette managed the Corporate Strategy, Finance, Legal and M& A activities of the investment fund with capital exceeding $400 million. Prior to that role, he was the Chief Financial Officer and Vice President and General Manager, Pacific Rim for Teleglobe Communications Corporation (`Teleglobe'). Teleglobe is a Virginia-based, leading provider of global connectivity and broadband services to Internet Service Providers. At Teleglobe, Mr. Cayouette worked directly with the former Chief Executive Officer and international telecommunications leader Paolo Guidi, where he was responsible for business development, the day-to-day management of the company's Asian operations, financial analysis, strategic planning, budgeting, costing, consolidation, controls and assisted in the evaluation and execution of the company's overall strategic plan.

"I am pleased to join the highly talented management team at FLAG Telecom," commented Mr. Cayouette. "I see a real opportunity for FLAG Telecom to weather the current economic

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conditions and continue to carve out a leadership position by providing a high level of service to its diverse carrier base and serving areas of the world where the company has a first-mover advantage."


Mr. Cayouette will begin his tenure in January 2002 at which time he will replace Peter O'Donoghue who is FLAG Telecom's acting Chief Financial Officer. Mr. Cayouette received both his Bachelor of Business Administration and Master of Business Administration degrees from the University of Montreal, and a degree from the Program of Studies in Business and Securities Valuation at the University of Toronto.


ABOUT FLAG TELECOM
FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications Inc., Dallah Albaraka Group and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at: www.flagtelecom.com


FORWARD LOOKING STATEMENTS
Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those statements relating to the strategy to preserve capital and control costs, leveraging regional advantages, and the Company's position for the challenges presented by the economic slowdown and the changing competitive environment. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.